UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

ViewCast.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas 75075-7840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 488-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 13, 2012, ViewCast.com, Inc. (“ViewCast”), its wholly-owned subsidiary, Ancept Corporation (“Ancept”), Genus Technologies, LLC (“Genus”) and its wholly-owned subsidiary, Genus Technologies Software, LLC (“Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Ancept agreed to sell to Buyer substantially all of the assets of Ancept (the “Ancept Assets”). The sale was completed on January 15, 2012. Upon the terms and subject to the conditions of the Purchase Agreement, Buyer has agreed to pay an earn-out payment as follows: until the earlier of Buyer paying Ancept $650,000 or January 15, 2017 (the “Earn-Out Period”), Buyer shall pay Ancept on a quarterly basis 20% of the net license fees, subscription fees and similar revenues paid or payable to Buyer or otherwise earned by Buyer with respect to the software sold from Ancept to Buyer (“Net Software License Revenue”) from sales opportunities in the pipeline on January 15, 2012, the acquired resellers and post-closing referrals from Ancept’s direct sales force or channel partners plus 10% of other Net Software License Revenue with the maximum aggregate amount payable for the other Net Software License Revenue being $400,000. Prior to January 15, 2014, Buyer may terminate the earn-out payment obligations by paying Ancept $400,000 which amount shall not be reduced by any prior earn-out payments. On or after January 15, 2014 until the end of the Earn-Out Period, Buyer may terminate the earn-out payment obligations by paying Ancept $650,000 less any prior earn-out payments. Buyer is also assuming specified liabilities related to the Ancept Assets.

The Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring Ancept and ViewCast not to solicit certain employees of Buyer or its affiliates or to compete with Buyer in certain products or services related to the software sold by Ancept to Buyer until the earlier of January 15, 2017 or 18 months after the termination of the Earn-Out Period and requiring Buyer not to solicit employees of Shareholder or to compete with Shareholder in certain products or services related to ViewCast’s business until the earlier of January 15, 2017 or 18 months after the termination of the Earn-Out Period. Subject to certain limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants.

In connection with the transaction, Buyer employed or hired as consultants all of the employees that worked on the Ancept Assets.

The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 above which is incorporated by reference under this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and among Genus Technologies Software, LLC, as Buyer, Genus Technologies, LLC, as Member, Ancept Corporation, as Seller, and ViewCast.com, Inc., as Shareholder dated as of January 13, 2012 (certain attachments to the Asset Purchase Agreement have been omitted from this filing. A list of attachments is contained in the Asset Purchase Agreement and the attachments are available to the Securities and Exchange Commission upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: January 20, 2012

	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Genus Technologies Software, LLC, as Buyer, Genus Technologies, LLC, as Member, Ancept Corporation, as Seller and ViewCast.com, Inc., as Shareholder dated as of January 13, 2012 (certain attachments to the Asset Purchase Agreement have been omitted from this filing. A list of attachments is contained in the Asset Purchase Agreement and the attachments are available to the Securities and Exchange Commission upon request).